Exhibit 1.02

Greenhill & Co., Inc.
300 Park Avenue
New York, NY 10022

                                                                            April 28, 2009

GHL Acquisition Corp.
300 Park Avenue
New York, NY 10022

Iridium Holdings LLC
6707 Democracy Boulevard, Suite 300
Bethesda, MD 20817

Ladies and Gentlemen:

Reference is made to (i) the letter agreement, dated September 22, 2008, among Greenhill & Co., Inc., GHL Acquisition Corp. (the “Company”) and Iridium Holdings LLC (the “First Letter Agreement”) and (ii) the Transaction Agreement, dated September 22, 2008, among the Company, Iridium Holdings LLC and the sellers listed on the signature pages thereto, as amended on the date hereof (the “Transaction Agreement”).

In addition to the forfeitures pursuant to the First Letter Agreement, subject to and simultaneously with the closing under the Transaction Agreement, Greenhill & Co., Inc. will forfeit an additional 2,000,000 warrants of the Company originally purchased in a private placement consummated on February 21, 2008.

In the event that the Transaction Agreement is terminated in accordance with its terms, this letter agreement shall terminate immediately and have no further force or effect.

This letter agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.  This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows]

If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing and returning the enclosed copy of this letter agreement.

GREENHILL & CO., INC.

By:	/s/ Scott L. Bok
	Name:	Scott L. Bok
	Title:	Co-Chief Executive Officer
Agreed to and Acknowledged as of this 28th day of April, 2009:

GHL ACQUISITION CORP.

By:	/s/ Scott L. Bok
	Name:	Scott L. Bok
	Title:	Chairman & Chief Executive Officer

IRIDIUM HOLDINGS LLC

By:	/s/ Daniel A. Colussy
	Name:	Daniel A. Colussy
	Title:	Chairman